INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Ambac Assurance Corporation:

We consent to the incorporation by reference in the registration statement (No. 333-71489) of EQCC Receivables Corporation and EQCC Asset Backed Corporation (the "Registrants"), and in the Prospectus Supplement relating to Series 1999-2 of the Registrants (the "Prospectus Supplement") via the Form 8-K of the Registrants dated June 8, 1999, of our report dated January 27, 1999 on the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998 which report appears in the Form 10-K of Ambac Financial Group, Inc. which was filed with the Securities and Exchange Commission on March 30, 1999 and to the reference to our firm under the heading "Experts" in the Prospectus Supplement.


                                                  /s/ KPMG LLP

                                                  KPMG LLP

New York, New York
June 8, 1999